Exhibit 10.32

DEED OF TRUST NOTE

$31,800,000.00	April 7, 2015

FOR VALUE RECEIVED, BR BELLAIRE BLVD, LLC, a Delaware limited liability company (“Borrower”) hereby promises to pay to the order of BANK OF AMERICA, N.A., a national banking association (“Named Lender”) under that certain Construction Loan Agreement (the “Loan Agreement”) dated of even date herewith, executed by and among Borrower, Named Lender and the other lenders named therein (Named Lender and such other lenders are referred to herein, singularly, as a “Lender” and, collectively, as “Lenders”) and Bank of America, N.A., a national banking association, as agent for the benefit of the Lenders from time to time a party thereto (in such capacity, together with any and all of its successors and assigns, “Administrative Agent”), without offset, in immediately available funds in lawful money of the United States of America, at the Administrative Agent’s Office as defined in the Loan Agreement, the principal sum of up to THIRTY-ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($31,800,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

1.          Note; Interest; Payment Schedule and Maturity Date. This Note is one of the Notes referred to in Loan Agreement and is entitled to the benefits thereof. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.

2.          Security; Loan Documents. The security for this Note includes a Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Deed of Trust”) dated of even date herewith, from Borrower to PRLAP, INC., a Texas corporation, Trustee, covering certain property in Houston, Harris County, Texas, described therein (the “Property”). This Note, the Deed of Trust, the Loan Agreement and all other documents now or hereafter executed by Borrower or a Guarantor (as defined in the Loan Agreement), including any other Note, for the purpose of evidencing, securing, or guaranteeing the loan evidenced by this Note and any other Note referenced in and issued pursuant to the Loan Agreement (the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a “Loan Document” and together the “Loan Documents.” Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement.

DEED OF TRUST NOTE (Alexan Southside) Page 1

3.          Defaults.

(a)          It shall be a default (“Default”) under this Note and each of the other Loan Documents if after the expiration of any applicable notice and grace period (including that set forth in Section 4.1(a) of the Loan Agreement, (i) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept; or (iii) there shall occur any Default under the Deed of Trust or any other Loan Document. Upon the occurrence of a Default, Administrative Agent on behalf of the Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof; and subject to any limitations contained in the Loan Documents, to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.

(b)          All of the rights, remedies, powers and privileges (together, “Rights”) of Administrative Agent on behalf of the Lenders provided for in this Note and in any other Loan Document are cumulative of each other and, subject to any limitations contained in the Loan Documents, of any and all other Rights at Law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Administrative Agent or Lenders to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Named Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent on behalf of Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

(c)          If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, then, subject to the limitations in the Loan Agreement, Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lenders hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any Guarantor or endorser or any other person primarily or secondarily liable hereunder.

4.          Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower or Named Lender to assign the Loan (or any portion thereof) except as otherwise permitted under the Loan Documents. As further provided in the Loan Agreement, but subject to compliance with the requirements contained therein, Named Lender may, at any time, sell, transfer, or assign all or a portion of its interest in this Note, the Deed of Trust and the other Loan Documents.

DEED OF TRUST NOTE (Alexan Southside) Page 2

5.          General Provisions. Time is of the essence with respect to Borrower’s Obligations under this Note. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document, or otherwise required by Law), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in Dallas County, Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under this Note and the Loan Documents; and (f) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

6.          Notices. Any notice, request, or demand to or upon Borrower, Administrative Agent or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

DEED OF TRUST NOTE (Alexan Southside) Page 3

7.          No Usury. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and all Lenders at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then all excess amounts theretofore collected by Administrative Agent and each Lender shall be credited on the principal balance of the Loan and all other indebtedness and the provisions of the Loan and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Administrative Agent or Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

DEED OF TRUST NOTE (Alexan Southside) Page 4

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER:

BR BELLAIRE BLVD, LLC,
a Delaware limited liability company

By:	Blaire House, LLC,
a Delaware limited liability company,
a manager

	By:	HCH 114 Southside, L.P.,
a Delaware limited partnership,
its managing member

		By:	Maple Multi-Family Development, L.L.C.,
a Texas limited liability company,
its general partner

			By:	/s/ Donna C. Kruger
			Name:	Donna C. Kruger
			Title:	Vice President

DEED OF TRUST NOTE (Alexan Southside) Signature Page